UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2006
Date of Report (Date of earliest event reported)

BLACK GARDENIA CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-49768	43-195-4776
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Level 30, Bank of China Tower, 1 Garden Road, Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

011-852-9836-2643
Registrant's telephone number, including area code

P.O. Box 741, Bellevue, Washington, 98009
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 1.01     Entry into a Material Definitive Agreement.

The information in Item 5.01 is incorporated by reference into Item 1.01.

Item 5.01 Change in Control of Registrant

On February 24, 2006, Mr. Harry Miller (the "Seller"), the former majority shareholder, the former chief executive officer, chief financial officer, president, secretary, and treasurer of the Company, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Tokay Sequoia Management Company Ltd. (the "Purchaser") and the Company. The Company was a party to the agreement only to extent of certain representation and warranties made about the Company under the Stock Purchase Agreement and related escrow agreement. Under the terms of the Stock Purchase Agreement, Mr. Miller sold to Tokay Sequoia Management Company Ltd., an aggregate of 4,960,000 shares of the common stock of the Company, representing approximately 99.2% of the Company's current outstanding shares of common stock, effective February 24, 2006. The Purchaser paid an aggregate total of $65,600 as full consideration for: the shares; for Mr. Miller providing a release of an aggregate total of $14,628 owed to him by the Company; and certain legal fees of the Company and Mr. Miller. Mr. Miller has agreed to place his remaining 40,000 shares in the Company in an escrow agreement to be released in 4,000 share monthly increments starting on the date the Company's shares are posted for trading on an exchange or quotation system. As a result of the Stock Purchase Agreement, Mr. Miller resigned as chief executive officer, chief financial officer, president, secretary, and treasurer of the Company and appointed Ms. Amy Ng as president, secretary and treasurer of the Company, effective as of the closing of the purchase and sale pursuant to the Stock Purchase Agreement. Mr. Miller has also tendered a letter of resignation to the Company to resign as director and we expect Ms. Ng will be appointed as a director of the Company to be effective ten days after the delivery of the Schedule 14F information statement to our shareholders, which date is anticipated to be March 7, 2006.

The reason for the foregoing delay is that changes to the board of directors of the Company will not be effective until at least ten days after a Schedule 14F Information Statement is mailed or delivered to all of the Company's shareholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 thereunder. This date is anticipated to be on or about March 7, 2006.

CHANGE OF CONTROL INFORMATION

The Company was a "shell company", as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In accordance with paragraph (f) of Item 2.01 of Form 8-K, the Company is required to provide the information that would be required in the Company were filing a Form 10-SB registration statement under the Exchange Act, provided that where such information has been previously reported, the Company may identify the filing in which ths disclosure is included instead of including the required disclosure in this Form 8-K. The following Form 10-SB information is provided, with reference to the filing made by the Company where the information is disclosed where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Part I - Item 1	Description of Business	Form 10-KSB annual report filed on February 28, 2006.
Part I - Item 2	Plan of Operation	Form 10-KSB annual report filed on February 28, 2006.
Part I - Item 3	Description of Property	Provided below in this Current Report on Form 8-K
Part I - Item 4	Security Ownership of Certain Beneficial Owners and Management	Provided below in this Current Report on Form 8-K
Part I - Item 5	Directors and Executive Officers, Promoters and Control Persons	Provided below in this Current Report on Form 8-K

Part I - Item 6	Executive Compensation	Form 10-KSB annual report filed on February 28, 2006.
Part I - Item 7	Certain Relationships and Related Transactions	Form 10-KSB annual report filed on February 28, 2006.
Part I - Item 8	Description of Securities	Form 10SB-12G registration statement originally filed on April 30, 2002, as amended
Part II - Item 1	Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters	Form 10-KSB annual report filed on February 28, 2006.
Part II - Item 2	Legal Proceedings	Form 10-KSB annual report filed on February 28, 2006.
Part II - Item 3	Changes in and Disagreements with Accountants	Form 10-KSB annual report filed on February 28, 2006.
Part II - Item 3	Changes in and Disagreements with Accountants	Form 10-KSB annual report filed on February 28, 2006.
Part II - Item 4	Recent Sales of Unregistered Securities	Form 10-KSB annual report filed on February 28, 2006.
Part II - Item 5	Indemnification of Directors and Officers	Form 10SB-12G registration statement originally filed on April 30, 2002, as amended
Part F/S	Financial Statements	Form 10-KSB annual report filed on February 28, 2006.
Part III	Exhibits	Form 10-KSB annual report filed on February 28, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2006, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.
Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Common Stock	Tokay Sequoia Management Company Ltd. Level 30, Bank of China Tower, 1 Garden Road, Central, Hong Kong	4,960,000(2)	99.2%(2)
Common Stock	Amy Ng Level 30, Bank of China Tower, 1 Garden Road, Central, Hong Kong	4,960,000(2)	99.2%(2)
Common Stock	Harry Miller 401 Detwiller Lane Bellevue, WA 98004	40,000	0.08%
Common Stock	All Officers and Directors as a Group (1 person)	5,000,000(2)	100%(2)

Notes:
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of February 28, 2006, there were 5,000,000 shares of our common stock issued and outstanding.

(2)	The shares are held in the name of Tokay Sequoia Management Company Ltd. Ms. Amy Ng is the sole officer and director of Tokay Sequoia Management Company Ltd. These shares were acquired by Tokay Sequoia Management Company Ltd. from Mr. Harry Miller pursuant to a share purchase agreement dated February 22, 2006.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Ms. Amy Ng has been appointed as president, secretary and treasurer of the Company effective as of the closing of the purchase and sale pursuant to the Stock Purchase Agreement. Mr. Harry Miller resigned as a chief executive officer, chief financial officer, president, secretary, and treasurer on February 24, 2006, concurrent with the closing of the purchase and sale pursuant to the Stock Purchase Agreement. Mr. Miller will tender a letter of resignation to the Board to resign as director and Ms. Ng will be appointed as a director of the Company to be effective ten days after the delivery of the Schedule 14F information statement to our shareholders, which date is anticipated to be March 7, 2006.

Directors:
Name of Director	Age

Amy Ng(1)	42
Harry Miller(1)	71

Executive Officers:
Name	Age	Office(s) Held

Amy Ng	42	President, Secretary and Treasurer

Notes: (1)	We expect Mr. Miller will tender a letter of resignation to the Board to resign as director and Ms. Ng will be appointed as a director of the Company to be effective ten days after the delivery of the Schedule 14F information statement to our shareholders, which date is anticipated to be March 7, 2006.

Set forth below is a brief description of the background and business experience of each of our current and past executive officers and directors for the past five years.

Mr. Harry Miller has been our chief executive officer, chief financial officer, president, secretary, treasurer and our sole director since February 9, 2000. Mr. Miller resigned as our chief executive officer, chief financial officer, president, secretary, and treasurer on February 24, 2006 and is expected to resign as a director of the Company within ten days of filing a Schedule 14F Information Statement. Mr. Miller has years of experience in starting new enterprises; having spent the last thirty years in forming many companies and providing consulting services to a variety of businesses. Many of these companies were in the medical products and health care industries. Currently he is associated with Eastside Mortgage, LLC. of Bellevue, Washington where he maintains a real estate license and analyzes funding proposals, primarily construction loans for his investment portfolio and that of the principal of the firm. In 1991, Mr. Miller established Solar Health Care of Florida, investing in the Medicaid HMO industry. As CEO of Solar Health Care, he developed its business plan that included leasing office space, preparing and filing the complex application to the state, hiring staff and negotiating the purchase of an existing HMO. During the subsequent five year period, Mr. Miller entered into a contractual arrangement to provide medical care to over 8,000 patients. At the end of his tenure intense competitive pressures caused the company to be wound up. Mr. Miller is also a director and officer of DentalServ.Com, a development stage company focused on providing management software to dental offices. He is the former director and officer of Coronation Acquisition Corp., a former blank check company, now known as Supreme Realty Investments, Inc. ("SRLT.OB")and former director and officer of Medina Coffee, Inc., now known as China Bak Battery Inc. (" CBBT.OB"). Medina Coffee was in the business of espresso carts and cafes.

Ms. Amy Ng was appointed as our president, secretary and treasurer as of February 24, 2006. Ms. Ng is expected to be appointed a director of the Company to take effect ten days from filing a Schedule 14F Information Statement. Ms. Amy Ng is currently the Managing Director and President of Shanghai Success Enterprises Ltd. Ms. Ng has extensive experience in global investments and over 20 years of portfolio management experience. Prior to starting her company, Shanghai Success, she was a Senior Director of Citibank Group in Hong Kong for over 5 years. Prior to joining Citibank Group, she was the Managing Director of Matheson Trust for over 10 years. Matheson Trust is a subsidiary of Jardine Matheson Group, one of the largest conglomerates in Hong Kong with holdings in banking, real estate, airlines, securities and other businesses around out the world.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Ms. Amy Ng has been appointed as president, secretary and treasurer of the Company effective as of the closing of the purchase and sale pursuant to the Stock Purchase Agreement. Mr. Harry Miller resigned as our chief executive officer, chief financial officer, president, secretary, and treasurer on February 24, 2006, concurrent with the closing of the purchase and sale pursuant to the Stock Purchase Agreement. We anticipate that on or about the date that is ten days after the delivery of the Schedule 14F information statement to our shareholders, Mr. Miller will tender a letter of resignation to the Board to resign as director and Ms. Ng will be appointed as a director of the Company to be effective ten days after the delivery of the Schedule 14F information statement to our shareholders, which date is anticipated to be March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK GARDENIA CORP.
/s/ Amy Ng
DATE: February 28, 2006	By:
Amy Ng
President